Exhibit 99.1

[Graphic Omitted]
NASDAQ: WASH

Contact:  Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone:  (401) 348-1309
E-mail:  ebeckel@washtrust.com
Date:  April 25, 2011
FOR IMMEDIATE RELEASE

Washington Trust Announces First Quarter 2011 Earnings
Up 31% from First Quarter 2010

Westerly, Rhode Island…Washington Trust Bancorp, Inc. (NASDAQ Global Select®; symbol: WASH), parent company of The Washington Trust Company, today announced first quarter 2011 net income of $6.8 million, or 42 cents per diluted share, up by 31% from the $5.2 million, or 32 cents per diluted share, reported for the first quarter of 2010.  As compared to the linked quarter, first quarter 2011 results declined by $411 thousand, or 2 cents per diluted share, reflecting decreased residential mortgage banking activity.

Joseph J. MarcAurele, Washington Trust Chairman, President and CEO, stated “Washington Trust posted solid results for the first quarter and I’m pleased with the momentum that we’ve maintained over the past several quarters.  All of our lines of business performed well and we are excited about the growth opportunities presented by our new Burlington, Massachusetts, mortgage office and the East Providence branch office, which will open later this year.”

Financial Highlights:
•	Net interest margin continued an upward trend to 3.16%, compared to 3.05% for the fourth quarter of 2010 and 2.78% for the first quarter of 2010.
•
Wealth management revenues increased by $242 thousand, or 4%, on a linked quarter basis and by $774 thousand, or 12%, from the first quarter of 2010.  Assets under administration increased by 4% in the quarter and by 6% in the last twelve months.

•
Due to an increase in market interest rates, residential mortgage refinancing and sales activity declined from the high levels experienced in latter half of 2010.  Net gains on loan sales and commissions on loans originated for others declined by $1.6 million on a linked quarter basis and by $35 thousand from the first quarter of 2010.

•	Total loan growth amounted to $34 million, or 2%, in the first quarter of 2011, with commercial loan growth of $29 million.
•	Total deposits grew by $13 million, or 1%, in the first quarter of 2011, including a $46 million, or 20%, increase in demand deposits.
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Washington Trust
Page Two, April 25, 2011

•	The overall level of nonperforming assets remained fairly stable in the quarter, with total nonperforming assets at 0.77% of total assets at March 31, 2011, compared to 0.79% at December 31, 2010.

Net Interest Income
Net interest income totaled $20.3 million for the first quarter of 2011, up by $74 thousand from the fourth quarter of 2010 and up by $2.3 million from the first quarter of 2010.

The net interest margin for the first quarter of 2011 was 3.16%, up by 11 basis points from the fourth quarter of 2010, reflecting a 7 basis point increase in the yield on interest-earning assets.  The net interest margin increased by 38 basis points over the first quarter of 2010, due in large part to a reduction in funding costs.

Noninterest Income
Noninterest income totaled $11.7 million for the first quarter of 2011, down by $1.7 million, or 13%, on a linked quarter basis, primarily due to lower levels of residential mortgage refinancing and sales activity.  On a year over year basis, noninterest income was up by $1.2 million, or 12%, reflecting increases in wealth management revenues and merchant processing fees.

Wealth management revenues for the first quarter of 2011 increased by $774 thousand, or 12%, over the first quarter of 2010.  Wealth management assets under administration totaled $4.119 billion at March 31, 2011, up by $152 million, or 4%, from December 31, 2010 and up by $250 million, or 6%, from March 31, 2010.

Merchant processing fees for the first quarter of 2011 were up by $338 thousand, or 21%, from the first quarter of 2010 primarily due to growth in the volume of transactions processed for existing and new customers.  Washington Trust also experienced a corresponding increase of $312 thousand, or 23%, in merchant processing costs (included in noninterest expenses), for third-party costs directly attributable to handling of merchant credit card transactions.

Noninterest Expenses
Noninterest expenses totaled $20.7 million for the first quarter of 2011.  In the fourth quarter of 2010 Washington Trust made a $350 thousand contribution to its charitable foundation.  Excluding this fourth quarter charitable contribution, noninterest expenses decreased by $706 thousand, or 3%, on a linked quarter basis, reflecting lower commissions and incentives and foreclosed property costs.  On a year over year basis, noninterest expenses were up by $1.1 million, or 5%.
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Washington Trust
Page Three, April 25, 2011

Income tax expense amounted to $3.0 million for the first quarter of 2011, compared to $3.2 million for the fourth quarter of 2010 and $2.1 million for the first quarter of 2010.  The effective tax rate for the first quarter was 30.5%, compared to 30.4% for the fourth quarter of 2010 and 29.1% for the first quarter of 2010.

Asset Quality
Nonperforming assets (nonaccrual loans, nonaccrual investment securities and property acquired through foreclosure or repossession) amounted to $22.3 million, or 0.77% of total assets, at March 31, 2011.  Nonperforming assets declined by $666 thousand from the balance of $23.0 million, or 0.79% of total assets, at December 31, 2010, due to a $1.5 million decrease in property acquired through foreclosure or repossession, which was offset, in part, by an $869 thousand net increase in nonaccrual loans.

At March 31, 2011, total past due loans amounted to $27.3 million, or 1.34% of total loans, up by $2.0 million from the $25.3 million, or 1.27% of total loans, at December 31, 2010.  The net increase in past due loans included one commercial real estate loan 37 days past due with a carrying value of $1.2 million that was also classified as a troubled debt restructured loan at March 31, 2011.  In April, payments were received on this loan, bringing it current with its restructured terms.

At March 31, 2011, loans classified as troubled debt restructurings totaled $21.1 million, down by $1.3 million from the $22.4 million balance at December 31, 2010, reflecting payoffs and declassification from troubled debt restructuring status.

The loan loss provision charged to earnings amounted to $1.5 million for the first quarter of 2011, unchanged from the fourth quarter 2010 and first quarter 2010 levels.  Net charge-offs remained relatively stable and amounted to $974 thousand in the first quarter of 2011 compared to $1.1 million in the fourth quarter of 2010 and $1.2 million in the first quarter of 2010.  The allowance for loan losses was $29.1 million, or 1.43% of total loans, at March 31, 2011, compared to 1.43% of total loans at December 31, 2010.

Loans
Total loans grew by $34 million, or 2%, in the first quarter and totaled $2 billion at March 31, 2011.  The growth was primarily in the commercial loan portfolio which increased by $29 million in the first quarter.

Deposits
Total deposits amounted to $2 billion at March 31, 2011, up by $13 million, or 1%, from the balance at December 31, 2010, including a $46 million increase in demand deposits.
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Washington Trust
Page Four, April 25, 2011

Capital Management
Capital levels remain comfortably above the regulatory minimums to be considered well capitalized, with total risk-based capital ratio of 12.92% at March 31, 2011 and 12.79% at December 31, 2010.  Total shareholder’s equity was $273.9 million at March 31, 2011, up by $5.0 million from the balance at December 31, 2010.

Dividends Declared
The Board of Directors declared a quarterly dividend of 22 cents per share for the quarter ended March 31, 2011.  This was an increase of one cent per share over the most recent dividend rate.  The dividend was paid on April 14, 2011 to shareholders of record on March 31, 2011.

Conference Call
Washington Trust will host a conference call on Monday, April 25, 2011 at 10:00 a.m. Eastern Time to discuss first quarter results.  This call is being webcast and can be accessed through the Investor Relations section of the Washington Trust web site, www.washtrust.com.  Individuals may dial in to the call at 1-877-317-6789.  The international dial-in number is 1-412-317-6789 and the Canada dial-in number is 1-866-605-3852.  A replay of the call will be posted in this same location on the web site shortly after the conclusion of the call.  To listen to a replay of the conference call, dial 1-877-344-7529.  For international access, dial 1-412-317-0088.  The Conference Number for either replay is 449909.  The replay will be available until 9:00 a.m. on May 10, 2011.

Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company, a Rhode Island state-chartered bank founded in 1800.  Washington Trust offers personal banking, business banking and wealth management services through its offices in Rhode Island, eastern Massachusetts and southeastern Connecticut.  Washington Trust Bancorp, Inc.’s common stock trades on the NASDAQ Global Select® Market under the symbol “WASH.”  Investor information is available on the Corporation’s web site: www.washtrust.com.

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Washington Trust
Page Five, April 25, 2011

Forward-Looking Statements
This press release contains certain statements that are “forward-looking statements”.  We may also make written or oral forward-looking statements in other documents we file with the SEC, in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees.  You can identify forward-looking statements by the use of the words “believe”, “expect”, “anticipate”, “intend”, “estimate”, “assume”, “outlook”, “will”, “should”, and other expressions that predict or indicate future events and trends and which do not relate to historical matters.  You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of Washington Trust.  These risks, uncertainties and other factors may cause the actual results, performance or achievements of Washington Trust to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following, changes in general national, regional or international economic conditions or conditions affecting the banking or financial services industries or financial capital markets, volatility and disruption in national and international financial markets, government intervention in the U.S. financial system, reductions in net interest income resulting from interest rate volatility as well as changes in the balance and mix of loans and deposits, reductions in the market value of wealth management assets under administration, changes in the value of securities and other assets, reductions in loan demand, changes in loan collectibility, default and charge-off rates, changes in the size and nature of Washington Trust’s competition, changes in legislation or regulation and accounting principles, policies and guidelines such as the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and changes in the assumptions used in making such forward-looking statements.  In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the Securities and Exchange Commission and as updated by our Quarterly Reports on Form 10-Q, may result in these differences.  You should carefully review all of these factors, and you should be aware that there may be other factors that could cause these differences.  These forward-looking statements were based on information, plans and estimates at the date of this press release, and Washington Trust assumes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information – Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures.  Washington Trust’s management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors.  These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.  Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS (unaudited)

	March 31,	December 31,
(Dollars in thousands, except par value)	2011	2010
Assets:
Cash and due from banks	$68,113	$85,971
Other short-term investments	6,296	6,765
Mortgage loans held for sale	2,985	13,894
Securities available for sale, at fair value;
amortized cost $560,752 in 2011 and $578,897 in 2010	576,158	594,100
Federal Home Loan Bank stock, at cost	42,008	42,008
Loans:
Commercial and other	1,056,388	1,027,065
Residential real estate	649,157	645,020
Consumer	324,092	323,553
Total loans	2,029,637	1,995,638
Less allowance for loan losses	29,109	28,583
Net loans	2,000,528	1,967,055
Premises and equipment, net	26,010	26,069
Investment in bank-owned life insurance	52,320	51,844
Goodwill	58,114	58,114
Identifiable intangible assets, net	7,614	7,852
Other assets	52,126	55,853
Total assets	$2,892,272	$2,909,525
Liabilities:
Deposits:
Demand deposits	$274,798	$228,437
NOW accounts	228,502	241,974
Money market accounts	387,923	396,455
Savings accounts	223,599	220,888
Time deposits	934,024	948,576
Total deposits	2,048,846	2,036,330
Federal Home Loan Bank advances	469,235	498,722
Junior subordinated debentures	32,991	32,991
Other borrowings	21,467	23,359
Other liabilities	45,848	49,259
Total liabilities	2,618,387	2,640,661
Shareholders’ Equity:
Common stock of $.0625 par value; authorized 30,000,000 shares;
issued 16,233,587 shares in 2011 and 16,171,618 shares in 2010	1,015	1,011
Paid-in capital	86,348	84,889
Retained earnings	182,136	178,939
Accumulated other comprehensive income	4,386	4,025
Total shareholders’ equity	273,885	268,864
Total liabilities and shareholders’ equity	$2,892,272	$2,909,525

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
		Three Months Ended
		March 31,	March 31,
	(Dollars and shares in thousands, except per share amounts)	2011	2010
	Interest income:
	Interest and fees on loans	$24,259	$23,968
	Interest on securities:
	Taxable	4,773	6,051
	Nontaxable	769	769
	Dividends on corporate stock and Federal Home Loan Bank stock	67	55
	Other interest income	24	21
	Total interest income	29,892	30,864
	Interest expense:
	Deposits	4,202	5,769
	Federal Home Loan Bank advances	4,732	6,219
	Junior subordinated debentures	390	630
	Other interest expense	241	242
	Total interest expense	9,565	12,860
	Net interest income	20,327	18,004
	Provision for loan losses	1,500	1,500
	Net interest income after provision for loan losses	18,827	16,504
	Noninterest income:
	Wealth management services:
	Trust and investment advisory fees	5,676	5,017
	Mutual fund fees	1,123	1,110
	Financial planning, commissions and other service fees	281	179
	Wealth management services	7,080	6,306
	Service charges on deposit accounts	932	849
	Merchant processing fees	1,944	1,606
	Card interchange fees	487	389
	Income from bank-owned life insurance	476	439
	Net gains on loan sales and commissions on loans originated for others	525	560
	Net realized loss on securities	(29)	–
	Net gains on interest rate swap contracts	76	68
	Equity in losses of unconsolidated subsidiaries	(144)	(52)
	Other income	383	365
	Noninterest income, excluding other-than-temporary impairment losses	11,730	10,530
	Total other-than-temporary impairment losses on securities	(54)	(2)
	Portion of loss recognized in other comprehensive income (before taxes)	21	(61)
	Net impairment losses recognized in earnings	(33)	(63)
	Total noninterest income	11,697	10,467
	Noninterest expense:
	Salaries and employee benefits	11,828	11,501
	Net occupancy	1,321	1,224
	Equipment	1,049	997
	Merchant processing costs	1,669	1,357
	Outsourced services	872	840
	FDIC deposit insurance costs	723	794
	Legal, audit and professional fees	492	518
	Advertising and promotion	353	364
	Amortization of intangibles	238	291
	Foreclosed property costs	166	36
	Other expenses	2,029	1,755
	Total noninterest expense	20,740	19,677
	Income before income taxes	9,784	7,294
	Income tax expense	2,984	2,122
	Net income	$6,800	$5,172
	Weighted average common shares outstanding – basic	16,197.2	16,057.7
	Weighted average common shares outstanding – diluted	16,229.8	16,063.9
Per share information:	Basic earnings per common share	$0.42	$0.32
	Diluted earnings per common share	$0.42	$0.32
	Cash dividends declared per share	$0.22	$0.21

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	At or for the Quarters Ended
	Mar. 31,		Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(Dollars and shares in thousands, except per share amounts)	2011		2010	2010	2010	2010
Financial Data:
Total assets	$2,892,272		$2,909,525	$2,909,003	$2,929,853	$2,896,425
Total loans	2,029,637		1,995,638	2,011,148	1,972,498	1,937,524
Total securities	576,158		594,100	577,161	675,938	716,964
Total deposits	2,048,846		2,036,330	2,056,754	1,949,905	1,961,188
Total shareholders’ equity	273,885		268,864	267,109	265,411	259,529
Net interest income	20,327		20,253	20,101	18,833	18,004
Provision for loan losses	1,500		1,500	1,500	1,500	1,500
Noninterest income, excluding other-than-temporary
impairment losses	11,730		13,408	13,439	11,513	10,530
Net impairment losses recognized in earnings	(33)		-	-	(354)	(63)
Noninterest expenses	20,740		21,796	22,855	20,983	19,677
Income tax expense	2,984		3,154	2,815	2,211	2,122
Net income	6,800		7,211	6,370	5,298	5,172

Share Data:
Basic earnings per common share	$0.42		$0.44	$0.39	$0.33	$0.32
Diluted earnings per common share	$0.42		$0.44	$0.39	$0.33	$0.32
Dividends declared per share	$0.22		$0.21	$0.21	$0.21	$0.21
Book value per share	$16.87		$16.63	$16.55	$16.46	$16.14
Tangible book value per share – Non-GAAP (1)	$12.82		$12.55	$12.45	$12.34	$11.99
Market value per share	$23.74		$21.88	$19.12	$17.04	$18.64

Shares outstanding at end of period	16,233.6		16,171.6	16,135.4	16,120.7	16,079.1
Weighted average common shares outstanding–basic	16,197.2		16,160.6	16,131.4	16,104.6	16,057.7
Weighted average common shares outstanding–diluted	16,229.8		16,182.7	16,136.3	16,111.3	16,063.9

Key Ratios:
Return on average assets	0.94%		0.99%	0.87%	0.73%	0.71%
Return on average tangible assets – Non-GAAP (1)	0.96%		1.01%	0.89%	0.74%	0.73%
Return on average equity	10.04%		10.70%	9.53%	8.05%	8.00%
Return on average tangible equity – Non-GAAP (1)	13.26%		14.17%	12.67%	10.78%	10.80%

Capital Ratios:
Tier 1 risk-based capital	11.65	% (i)	11.53%	11.24%	11.22%	11.24%
Total risk-based capital	12.92	% (i)	12.79%	12.50%	12.47%	12.50%
Tier 1 leverage ratio	8.49	% (i)	8.25%	8.04%	7.94%	7.89%
Equity to assets	9.47%		9.24%	9.18%	9.06%	8.96%
Tangible equity to tangible assets – Non-GAAP(1)	7.36%		7.14%	7.07%	6.95%	6.81%
(i) – estimated

Wealth Management Assets under
Administration (2):
Balance at beginning of period	$3,967,207		$3,744,632	$3,626,871	$3,869,502	$3,735,646
Net investment appreciation (depreciation) & income	145,563		227,168	243,141	(250,445)	99,121
Net customer cash flows	6,437		(4,593)	(19,611)	7,814	34,735
Other (3)	–		–	(105,769)	–	–
Balance at end of period	$4,119,207		$3,967,207	$3,744,632	$3,626,871	$3,869,502

(1)	See the section labeled “Supplemental Information – Non-GAAP Financial Measures” at the end of this document.
(2)	Prior period amounts have been reclassified to conform to current period presentation.
(3)
In the third quarter of 2010, the contractual nature of a client relationship changed, which reduced the frequency and scope of wealth management services performed by Washington Trust.  While Washington Trust still maintains a consulting relationship with the client, management no longer considers these assets to be wealth management assets under administration.  This change in reported assets under administration did not result in any change to the reported amount of wealth management revenues.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	For the Quarters Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2011	2010	2010	2010	2010
Average Yield / Rate (taxable equivalent basis):
Assets:
Commercial and other loans	5.28%	5.22%	5.29%	5.23%	5.31%
Residential real estate loans, including
mortgage loans held for sale	4.79%	4.76%	4.94%	5.05%	5.19%
Consumer loans	3.93%	3.96%	3.99%	4.00%	3.99%
Total loans	4.91%	4.87%	4.97%	4.97%	5.05%
Cash, federal funds sold
and other short-term investments	0.22%	0.21%	0.20%	0.17%	0.24%
FHLBB stock	0.31%	–%	–%	–%	–%
Taxable debt securities	3.93%	3.79%	3.93%	3.93%	4.10%
Nontaxable debt securities	5.95%	5.76%	5.76%	5.82%	5.89%
Corporate stocks	8.07%	7.42%	7.72%	7.60%	7.58%
Total securities	4.23%	4.08%	4.19%	4.17%	4.33%
Total interest-earning assets	4.61%	4.54%	4.63%	4.64%	4.72%
Liabilities:
NOW accounts	0.10%	0.12%	0.12%	0.12%	0.13%
Money market accounts	0.33%	0.34%	0.40%	0.56%	0.61%
Savings accounts	0.14%	0.14%	0.14%	0.17%	0.18%
Time deposits	1.61%	1.65%	1.74%	1.94%	2.13%
FHLBB advances	4.04%	4.13%	4.16%	4.08%	4.26%
Junior subordinated debentures	4.79%	5.15%	5.82%	5.43%	7.74%
Other	4.23%	4.43%	4.59%	4.63%	4.68%
Total interest-bearing liabilities	1.67%	1.70%	1.84%	2.00%	2.17%

Interest rate spread (taxable equivalent basis)	2.94%	2.84%	2.79%	2.64%	2.55%
Net interest margin (taxable equivalent basis)	3.16%	3.05%	3.01%	2.86%	2.78%

	At March 31, 2011
	Amortized	Unrealized	Unrealized	Fair
(Dollars in thousands)	Cost (1)	Gains	Losses	Value
Securities Available for Sale:
Obligations of U.S. government-sponsored enterprises	$29,408	$3,495	$ −	$32,903
Mortgage-backed securities issued by U.S. government
agencies and U.S. government-sponsored enterprises	400,471	17,870	(753)	417,588
States and political subdivisions	79,450	2,420	(227)	81,643
Trust preferred securities:
Individual name issuers	30,610	−	(5,533)	25,077
Collateralized debt obligations	4,428	−	(3,676)	752
Corporate bonds	13,872	1,206	(3)	15,075
Common stocks	659	147	−	806
Perpetual preferred stocks	1,854	460	−	2,314
Total securities available for sale	$560,752	$25,598	$(10,192)	$576,158

(1)	Net of other-than-temporary impairment losses recognized in earnings.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

		Period End Balances At
(Dollars in thousands)		3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2010
Loans:
Commercial:	Mortgages	$551,069	$518,623	$522,355	$510,315	$493,102
	Construction & development	34,615	47,335	62,820	67,215	77,787
	Other	470,704	461,107	464,294	441,827	427,870
	Total commercial	1,056,388	1,027,065	1,049,469	1,019,357	998,759
Residential real estate:	Mortgages	636,916	634,739	622,975	610,245	597,481
	Homeowner construction	12,241	10,281	10,593	12,368	11,577
	Total residential real estate	649,157	645,020	633,568	622,613	609,058
Consumer:	Home equity lines	221,003	218,288	218,898	218,440	213,841
	Home equity loans	48,337	50,624	54,923	57,682	59,390
	Other	54,752	54,641	54,290	54,406	56,476
	Total consumer	324,092	323,553	328,111	330,528	329,707
	Total loans	$2,029,637	$1,995,638	$2,011,148	$1,972,498	$1,937,524

	At March 31, 2011
(Dollars in thousands)	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Rhode Island, Connecticut, Massachusetts	$531,708	90.8%
New York, New Jersey, Pennsylvania	40,469	6.9%
New Hampshire	11,801	2.0%
Other	1,706	0.3%
Total commercial real estate loans (1)	$585,684	100.0%

(1)	Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.

	At March 31, 2011
(Dollars in thousands)	Balance	% of Total
Residential Mortgages by Property Location:
Rhode Island, Connecticut, Massachusetts	$619,932	95.5%
New York, Virginia, New Jersey, Maryland, Pennsylvania, District of Columbia	13,319	2.1%
Ohio	7,489	1.2%
California, Washington, Oregon	3,464	0.5%
Colorado, New Mexico, Utah	2,102	0.3%
Georgia	1,674	0.3%
New Hampshire	702	0.1%
Wyoming	475	0.0%
Total residential mortgages	$649,157	100.0%

	Period End Balances At
(Dollars in thousands)	3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2010
Deposits:
Demand deposits	$274,798	$228,437	$242,455	$225,494	$204,317
NOW accounts	228,502	241,974	236,775	234,014	196,905
Money market accounts	387,923	396,455	408,828	378,004	397,896
Savings accounts	223,599	220,888	210,271	209,616	202,236
Time deposits	934,024	948,576	958,425	902,777	959,834
Total deposits	$2,048,846	$2,036,330	$2,056,754	$1,949,905	$1,961,188

Out-of-market brokered certificates of deposits
included in time deposits	$51,778	$52,347	$69,385	$94,641	$88,748
In-market deposits, excluding out of market
brokered certificates of deposit	$1,997,068	$1,983,983	$1,987,369	$1,855,264	$1,872,440

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	Period End Balances At
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(Dollars in thousands)	2011	2010	2010	2010	2010
Nonperforming Assets:
Commercial mortgages	$6,068	$6,624	$6,426	$6,680	$8,933
Commercial construction and development	–	–	–	–	–
Other commercial	4,445	5,259	6,256	8,418	8,225
Residential real estate mortgages	8,265	6,414	6,080	6,850	6,395
Consumer	601	213	824	789	827
Total nonaccrual loans	$19,379	$18,510	$19,586	$22,737	$24,380
Nonaccrual investment securities	752	806	841	872	1,154
Property acquired through foreclosure or repossession	2,163	3,644	2,612	2,338	1,974
Total nonperforming assets	$22,294	$22,960	$23,039	$25,947	$27,508

Total past due loans to total loans	1.34%	1.27%	1.24%	1.45%	1.55%
Nonperforming assets to total assets	0.77%	0.79%	0.79%	0.89%	0.95%
Nonaccrual loans to total loans	0.95%	0.93%	0.97%	1.15%	1.26%
Allowance for loan losses to nonaccrual loans	150.21%	154.42%	143.80%	123.08%	113.66%
Allowance for loan losses to total loans	1.43%	1.43%	1.40%	1.42%	1.43%

Troubled Debt Restructured Loans:
Accruing troubled debt restructured loans
Commercial mortgages	$10,071	$11,736	$11,812	$6,176	$5,813
Other commercial	4,554	4,594	2,498	2,224	1,217
Residential real estate mortgages	2,724	2,863	2,870	2,234	2,622
Consumer	417	509	817	997	1,398
Accruing troubled debt restructured loans	17,766	19,702	17,997	11,631	11,050
Nonaccrual troubled debt restructured loans
Commercial mortgages	826	1,302	1,473	986	2,238
Other commercial	526	431	213	301	247
Residential real estate mortgages	1,785	948	823	381	887
Consumer	199	41	43	43	44
Nonaccrual troubled debt restructured loans	3,336	2,722	2,552	1,711	3,416
Total troubled debt restructured loans	$21,102	$22,424	$20,549	$13,342	$14,466

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	Period End Balances At
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(Dollars in thousands)	2011	2010	2010	2010	2010
Past Due Loans:
Loans 30–59 Days Past Due
Commercial mortgages	$3,223	$2,185	$1,685	$3,898	$2,302
Other commercial loans	2,474	1,862	2,632	3,284	2,362
Residential real estate mortgages	2,986	3,073	2,828	2,680	1,549
Consumer loans	1,735	2,005	2,218	3,364	2,019
Loans 30–59 days past due	$10,418	$9,125	$9,363	$13,226	$8,232

Loans 60–89 Days Past Due
Commercial mortgages	$1,626	$514	$–	$19	$2,390
Other commercial loans	315	953	492	1,195	519
Residential real estate mortgages	1,345	1,477	430	861	1,035
Consumer loans	335	448	420	195	202
Loans 60-89 days past due	$3,621	$3,392	$1,342	$2,270	$4,146

Loans 90 Days or more Past Due
Commercial mortgages	$5,242	$5,322	$4,952	$3,695	$8,374
Other commercial loans	2,524	3,376	4,240	2,919	3,142
Residential real estate mortgages	5,165	4,041	4,696	5,942	5,559
Consumer loans	317	11	277	634	635
Loans 90 days or more past due	$13,248	$12,750	$14,165	$13,190	$17,710

Total Past Due Loans
Commercial mortgages	$10,091	$8,021	$6,637	$7,612	$13,066
Other commercial loans	5,313	6,191	7,364	7,398	6,023
Residential real estate mortgages	9,496	8,591	7,954	9,483	8,143
Consumer loans	2,387	2,464	2,915	4,193	2,856
Total past due loans	$27,287	$25,267	$24,870	$28,686	$30,088

Nonaccrual loans included in past due loans	$16,456	$14,894	$15,870	$17,881	$19,223

	For the Quarters Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(Dollars in thousands)	2011	2010	2010	2010	2010
Allowance for Loan Losses:
Balance at beginning of period	$28,583	$28,165	$27,985	$27,711	$27,400
Provision charged to earnings	1,500	1,500	1,500	1,500	1,500
Charge-offs	(1,051)	(1,396)	(1,468)	(1,263)	(1,275)
Recoveries	77	314	148	37	86
Balance at end of period	$29,109	$28,583	$28,165	$27,985	$27,711

Net Loan Charge-Offs (Recoveries):
Commercial mortgages	$333	$226	$(96)	$531	$491
Other commercial	509	695	1,026	558	508
Residential real estate mortgages	118	(99)	301	90	121
Consumer	14	260	89	47	69
Total	$974	$1,082	$1,320	$1,226	$1,189

The following tables present average balance and interest rate information.  Tax-exempt income is converted to a fully taxable equivalent basis using the statutory federal income tax rate adjusted for applicable state income taxes, net of the related federal tax benefit.  For dividends on corporate stocks, the 70% federal dividends received deduction is also used in the calculation of tax equivalency.  Unrealized gains (losses) on available for sale securities are excluded from the average balance and yield calculations.  Nonaccrual and renegotiated loans, as well as interest earned on these loans (to the extent recognized in the Consolidated Statements of Income) are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

Three months ended March 31,	2011			2010
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Commercial and other loans	$1,037,379	$13,505	5.28%	$985,807	$12,904	5.31%
Residential real estate loans, including
mortgage loans held for sale	651,277	7,700	4.79%	615,507	7,874	5.19%
Consumer loans	324,046	3,144	3.93%	329,312	3,239	3.99%
Total loans	2,012,702	24,349	4.91%	1,930,626	24,017	5.05%
Cash, federal funds sold
and other short-term investments	43,945	24	0.22%	35,770	21	0.24%
FHLBB stock	42,008	32	0.31%	42,008	–	–%

Taxable debt securities	492,213	4,773	3.93%	598,171	6,051	4.10%
Nontaxable debt securities	79,452	1,166	5.95%	79,582	1,156	5.89%
Corporate stocks	2,513	50	8.07%	4,013	75	7.58%
Total securities	574,178	5,989	4.23%	682,766	7,282	4.33%
Total interest-earning assets	2,672,833	30,394	4.61%	2,691,170	31,320	4.72%
Non interest-earning assets	211,785			204,986
Total assets	$2,884,618			$2,896,156
Liabilities and Shareholders’ Equity:
NOW accounts	$224,977	$58	0.10%	$194,471	$64	0.13%
Money market accounts	399,312	323	0.33%	409,214	617	0.61%
Savings accounts	220,352	75	0.14%	196,880	85	0.18%
Time deposits	946,431	3,746	1.61%	951,453	5,003	2.13%
FHLBB advances	475,370	4,732	4.04%	591,974	6,219	4.26%
Junior subordinated debentures	32,991	390	4.79%	32,991	630	7.74%
Other	23,123	241	4.23%	20,986	242	4.68%
Total interest-bearing liabilities	2,322,556	9,565	1.67%	2,397,969	12,860	2.17%
Demand deposits	249,503			200,203
Other liabilities	41,568			39,506
Shareholders’ equity	270,991			258,478
Total liabilities and shareholders’ equity	$2,884,618			$2,896,156
Net interest income (FTE)		$20,829			$18,460
Interest rate spread			2.94%			2.55%
Net interest margin			3.16%			2.78%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

(Dollars in thousands)

Three months ended March 31,	2011	2010
Commercial and other loans	$90	$49
Nontaxable debt securities	397	387
Corporate stocks	15	20
Total	$502	$456

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION – Non-GAAP Financial Measures (unaudited)

	At or for the Quarters Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(Dollars in thousands, except per share amounts)	2011	2010	2010	2010	2010
Calculation of Tangible Book Value per Share:
Total shareholders’ equity at end of period	$273,885	$268,864	$267,109	$265,411	$259,529
Less:
Goodwill	58,114	58,114	58,114	58,114	58,114
Identifiable intangible assets, net	7,614	7,852	8,089	8,362	8,652
Total tangible shareholders’ equity at end of period	$208,157	$202,898	$200,906	$198,935	$192,763

Shares outstanding at end of period	16,233.6	16,171.6	16,135.4	16,120.7	16,079.1

Book value per share – GAAP	$16.87	$16.63	$16.55	$16.46	$16.14
Tangible book value per share – Non-GAAP	$12.82	$12.55	$12.45	$12.34	$11.99

Calculation of Tangible Equity to Tangible Assets:
Total tangible shareholders’ equity at end of period	$208,157	$202,898	$200,906	$198,935	$192,763

Total assets at end of period	$2,892,272	$2,909,525	$2,909,003	$2,929,853	$2,896,425
Less:
Goodwill	58,114	58,114	58,114	58,114	58,114
Identifiable intangible assets, net	7,614	7,852	8,089	8,362	8,652
Total tangible assets at end of period	$2,826,544	$2,843,559	$2,842,800	$2,863,377	$2,829,659

Equity to assets - GAAP	9.47%	9.24%	9.18%	9.06%	8.96%
Tangible equity to tangible assets – Non-GAAP	7.36%	7.14%	7.07%	6.95%	6.81%

Calculation of Return on Average Tangible Assets:
Net income	$6,800	$7,211	$6,370	$5,298	$5,172

Total average assets	$2,884,618	$2,912,770	$2,931,816	$2,920,838	$2,896,156
Less:
Average goodwill	58,114	58,114	58,114	58,114	58,114
Average identifiable intangible assets, net	7,730	7,967	8,216	8,503	8,794
Total average tangible assets	$2,818,774	$2,846,689	$2,865,486	$2,854,221	$2,829,248

Return on average assets - GAAP	0.94%	0.99%	0.87%	0.73%	0.71%
Return on average tangible assets – Non-GAAP	0.96%	1.01%	0.89%	0.74%	0.73%

Calculation of Return on Average Tangible Equity:
Net income	$6,800	$7,211	$6,370	$5,298	$5,172

Total average shareholders’ equity	$270,991	$269,570	$267,431	$263,138	$258,478
Less:
Average goodwill	58,114	58,114	58,114	58,114	58,114
Average identifiable intangible assets, net	7,730	7,967	8,216	8,503	8,794
Total average tangible shareholders’ equity	$205,147	$203,489	$201,101	$196,521	$191,570

Return on average shareholders’ equity - GAAP	10.04%	10.70%	9.53%	8.05%	8.00%
Return on average tangible shareholders’ equity – Non-GAAP	13.26%	14.17%	12.67%	10.78%	10.80%